                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             LIDAK PHARMACEUTICALS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                             LIDAK PHARMACEUTICALS
                         11077 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 16, 1996
                            ------------------------

     The Annual Meeting of Shareholders of LIDAK Pharmaceuticals (the "Company") will be held at the offices of the Company at 11077 North Torrey Pines Road, La Jolla, California 92037 on Saturday, March 16, 1996, at 9:00 a.m. for the following purposes:

     1. To elect three (3) directors of the Company to hold office until the 1998 Annual Meeting of Shareholders.

     2. To approve an amendment to the Company's 1994 Stock Option Plan, as amended, to provide for an increase in the number of shares of Common Stock authorized for issuance under such plan by 250,000 shares.

     3. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1996.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on January 22, 1996 will be entitled to vote at the meeting. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

                                          By Order of the Board of Directors

                                          MICHAEL H. LORBER
                                          Secretary

San Diego, California
January 26, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW.

                             LIDAK PHARMACEUTICALS

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 16, 1996

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
GENERAL INFORMATION...................................................................    1
SHARES OUTSTANDING AND VOTING RIGHTS..................................................    1
PROPOSAL ONE
  ELECTION OF DIRECTORS...............................................................    2
PROPOSAL TWO
  AMENDMENT TO 1994 STOCK OPTION PLAN.................................................    5
PROPOSAL THREE
  RATIFICATION OF INDEPENDENT AUDITORS................................................    9
OTHER BUSINESS........................................................................   17

                             LIDAK PHARMACEUTICALS
                         11077 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 16, 1996

                            ------------------------

                              GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the directors of LIDAK Pharmaceuticals, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on March 16, 1996 (the "Meeting") for the purposes set forth in the accompanying notice and at any adjournment or postponement of that meeting. The mailing of this Proxy Statement and the accompanying form of proxy to shareholders of the Company is expected to commence on or about February 13, 1996.

     The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of Class I Directors nominated by management, FOR approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of options and FOR ratification of the selection of independent auditors for the fiscal year ending September 30, 1996. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person.

     Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others ("record holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver soliciting materials to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The costs of these services, exclusive of out-of-pocket costs, is not expected to exceed $7,500. Except as described above, the Company does not intend to solicit proxies other than by mail.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only holders of shares of Class A Common Stock ("Class A Shares") and Class B Common Stock ("Class B Shares") of record as at the close of business on January 22, 1996 are entitled to vote at the meeting. On the record date there were issued and outstanding 30,476,732 Class A Shares and 283,000 Class B Shares (collectively, the "Shares"). Each Class A Share is entitled to one vote and each Class B Share is entitled to five votes on all matters to be voted upon. The presence, in person or by proxy duly authorized, of the holders of a majority of the voting shares will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting. Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger portion of votes. The other proposals submitted to the shareholders in the enclosed proxy must be approved by the vote of the holders of a majority of the votes of the shares of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal.

     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

     The By-laws of the Company provide that the Board of Directors shall be divided into two classes as nearly equal in number as reasonably possible with any overage allocated in the discretion of the Board of Directors. The current number of directors (which may vary between four and seven) has been fixed at seven by action of the Board of Directors in accordance with the By-Laws. Each class of directors has a two-year term.

     Three of the Company's seven directors (the "Class I Directors") are to be elected at this 1996 Annual Meeting. The remaining four directors (the "Class II Directors") are to be elected at the 1997 Annual Meeting. The three current Class I Directors of the Company (each of whom have been nominated) are Messrs. Agersborg, Jenkins and Samuels. The four current Class II Directors of the Company are Messrs. Katz, Olson, Paracka and Towle.

     Each Class I Director nominee elected at the 1996 Annual Meeting will hold office until the 1998 Annual Meeting, and until his successor is elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the By-Laws of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee. THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE THREE NOMINEES LISTED BELOW.

INFORMATION REGARDING NOMINEES FOR A TWO-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING

     The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of each of the current Class I Director nominees at the 1996 Annual Meeting each of whom are currently directors of the Company.

                                               PRINCIPAL OCCUPATION FOR THE                 CURRENT
                                                 PAST FIVE YEARS AND OTHER       DIRECTOR    TERM
               NAME                  AGE               DIRECTORSHIPS              SINCE      ENDS
-----------------------------------  ---    -----------------------------------  --------   -------
Helmer P.K. Agersborg, Jr.           67     Pharmaceutical industry consultant   October      1996
                                            since 1990. Affiliated with Wyeth    1992
                                            Laboratories and Wyeth-Ayerst
                                            Research, subsidiaries of American
                                            Home Products from 1958-1990. From
                                            1987-1990, served as President of
                                            Wyeth-Ayerst Research. Also
                                            director of Afferon, Inc.,
                                            Pharmedic, Inc. and Collagenex,
                                            Inc.

                                               PRINCIPAL OCCUPATION FOR THE                 CURRENT
                                                 PAST FIVE YEARS AND OTHER       DIRECTOR    TERM
               NAME                  AGE               DIRECTORSHIPS              SINCE      ENDS
-----------------------------------  ---    -----------------------------------  --------   -------
William N. Jenkins                   67     Retired, having served as an         August       1996
                                            attorney specializing in corporate   1988
                                            and securities law for more than 30
                                            years. Of counsel to the law firm
                                            of Musick, Peeler & Garrett (1990
                                            to January 1992) and partner in the
                                            law firm of Jenkins & Perry (1961
                                            to 1989).
Stuart A. Samuels                    54     Pharmaceutical industry consultant   April        1996
                                            since 1990. Affiliated with the      1992
                                            Rorer Group from 1986 to 1990 where
                                            he held positions of Senior Vice
                                            President, Rorer Pharmaceuticals
                                            Corporation, and General Manager of
                                            Rorer Pharmaceuticals and President
                                            of Dermik Laboratories, both
                                            divisions of Rorer Pharmaceuticals
                                            Corporation.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE.

INFORMATION REGARDING CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

                                               PRINCIPAL OCCUPATION FOR THE                 CURRENT
                                                 PAST FIVE YEARS AND OTHER       DIRECTOR    TERM
               NAME                  AGE               DIRECTORSHIPS              SINCE      ENDS
-----------------------------------  ---    -----------------------------------  --------   -------
David H. Katz                        52     Chief Executive Officer of the       August       1997
                                            Company since its inception in       1988
                                            August 1988 and President from
                                            inception through October 1989 and
                                            from March 1992 to the present.
                                            Founder of Medical Biology
                                            Institute, serving as its President
                                            and Chief Executive Officer since
                                            its inception in 1981 and as a
                                            director since August 1990. Founder
                                            of Quidel Corporation, a San
                                            Diego-based biotechnology company
                                            ("Quidel"), serving as its Chairman
                                            of the Board and Chief Executive
                                            Officer from inception in 1981
                                            through March 1985, and as its
                                            Chairman of the Board and Chief
                                            Scientific Officer through March
                                            1988. Chairman of the Department of
                                            Cellular and Developmental
                                            Immunology at Scripps Clinic and
                                            Research Foundation from 1976 until
                                            1981.
Kenneth E. Olson                     59     Chairman of the Board of Directors   August       1997
                                            (July 1984-present) and Chief        1988
                                            Executive Officer (December
                                            1990-January 1996) of Proxima
                                            Corporation (formerly Computer
                                            Accessories Corporation), a
                                            manufacturer of liquid crystal
                                            display projection systems for
                                            professional desktop computers.

                                               PRINCIPAL OCCUPATION FOR THE                 CURRENT
                                                 PAST FIVE YEARS AND OTHER       DIRECTOR    TERM
               NAME                  AGE               DIRECTORSHIPS              SINCE      ENDS
-----------------------------------  ---    -----------------------------------  --------   -------
Daniel J. Paracka                    54     Chairman of the Board of the         March        1997
                                            Company since April 1993. Senior     1992
                                            Consultant, The Rand Group, Rome,
                                            Georgia (April 1991 to present);
                                            Adjunct Professor, Shorter College,
                                            Rome, Georgia; Vice President and
                                            Chief Financial Officer (Jan. 1986
                                            to May 1990) and Senior Advisor
                                            (May 1990 to March 1991),
                                            Rhone-Poulenc Rorer, Inc.
Sidney N. Towle                      51     Registered representative since      August       1997
                                            June 1990 and, since January 1994,   1998
                                            a Vice President of H.C. Wainwright
                                            Co., Inc. Registered representative
                                            for Homans, McGraw, Trull, Valeo
                                            and Company, Inc. from December
                                            1988 until June 1990. Prior
                                            thereto, Vice Chairman of J.T.
                                            Moran Financial Corp. ("Moran").
                                            Founded Buttonwood Securities
                                            Corporation of Massachusetts in
                                            1974, remaining Chief Executive
                                            Officer until it was acquired by
                                            Moran in 1988. Vice President of
                                            John Magee, Inc., a wholly-owned
                                            subsidiary of Moran from February
                                            1977 until October 1988.

There are no family relationships among any of the directors and officers.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended September 30, 1995 ("Fiscal 1995"), the Board of Directors held 6 regular meetings and 2 special meetings. Each director attended at least 75% of the meetings held during Fiscal 1995 which occurred on or after the initiation of their term as a director. Each director who served on the Compensation and Stock Option Committee also attended at least 75% of the Committee meetings held during Fiscal 1995 which occurred on or after the initiation of his term as a director.

     During Fiscal 1995 the Board of Directors of the Company had an Executive Committee, an Audit Committee, a Technology Review Committee and an Executive Compensation and Stock Option Committee. The Company does not have a Nominating Committee nor a committee that performs equivalent functions of a Nominating Committee.

     The Executive Committee consists of Dr. Katz and Messrs. Jenkins and Olson. The Executive Committee has all of the authority of the Board of Directors to act on any matter except with respect to (i) the approval of any action for which shareholder approval is required under the California General Corporation Law; (ii) the filling of vacancies on the Board of Directors or on any committee thereof; (iii) the fixing of compensation for directors; (iv) the adoption, amendment or repeal of any bylaw; (v) the amendment or appeal of any resolution of the Board of Directors which by its terms is not so amendable or repealable;
(vi) any distribution to shareholders except at a rate or within a price range determined by the Board of Directors; and (vii) the appointment of other committees of the Board of Directors or the members thereof. No meetings of the Executive Committee were held during Fiscal 1995.

     The Audit Committee oversees the Company's accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and makes recommendations to the Board of

Directors regarding appointment of independent auditors. The Audit Committee consists of Messrs. Jenkins and Paracka. The Audit Committee held 1 meeting during Fiscal 1995.

     The Executive Compensation and Stock Option Committee consists of Messrs. Paracka, Olson and Towle. The principal functions of this committee are to recommend to the Board the compensation of directors and officers of the Company, to oversee the administration of the Company's stock option plans and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. See also "Compensation Committee Report." The Executive Compensation and Stock Option Committee held 2 meetings during Fiscal 1995.

     The Technology Review Committee consists of Messrs. Agersborg, Paracka and Samuels. The Technology Review Committee monitors the status of the Company's research and product development efforts and reviews the commercial potential of existing and new product opportunities. There were no Technology Review Committee meetings held during Fiscal 1995.

                                  PROPOSAL TWO
                      AMENDMENT TO 1994 STOCK OPTION PLAN
                           (ITEM 2 ON THE PROXY CARD)

     On January 13, 1996, the Board of Directors approved an amendment to the Company's 1994 Stock Option Plan (the "Plan") to increase from 1,100,000 to 1,350,000 the number of shares of Class A Common Stock reserved for issuance with respect to options granted under the Plan. This amendment is being presented to shareholders for their approval.

     Currently there are 1,100,000 shares of Class A Common Stock reserved for issuance with respect to options granted under the Plan, of which 632,252 options have been granted and 467,748 options are available for grant as of January 12, 1996.

     The Plan became effective upon its approval by the Board of Directors on January 14, 1994, subject to shareholder approval. The shareholders approved 750,000 shares of Class A Common Stock for issuance under the Plan on March 12, 1994. The shareholders approved an additional 350,000 shares of Class A Common Stock for issuance under the Plan on March 18, 1995. The general purpose of the Plan is to assist the Company in the recruitment, retention and motivation of employees, directors and independent contractors who are in a position to make contributions to the Company's progress. The Plan offers a significant incentive to the employees, directors and independent contractors of the Company by enabling such persons to acquire the Company's Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

ADMINISTRATION

     The Plan is administered by the Stock Option Committee of the Board of Directors (the "Option Committee") composed of at least two "disinterested" members (defined below) of the Board of Directors who are not also employees of the Company, if available. Subject to the limitations set forth in the Plan, the Option Committee has the authority to determine to whom options will be granted (including initial grants to incoming directors), the term during which an option may be exercised, and at the rate at which the options may be exercised. Pursuant to the Plan, a member of the Board of Directors is "disinterested" if he/she is not, during the one year prior to service as an administrator under the Plan, granted or awarded stock pursuant to the terms of the Plan (or any other plan of the Company or a Subsidiary), except that participation in a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii) under the Exchange Act shall not disqualify an administrator from administering the Plan.

ELIGIBILITY AND SHARES SUBJECT TO THE PLAN

     If this proposal is adopted, the aggregate number of shares of the Company's Class A Common Stock that shall be available for issuance under the Plan shall be increased from 1,100,000 to 1,350,000.

     The Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under section 422(b) of the Internal Revenue Code, as amended, and nonstatutory stock options ("NSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. NSOs may be granted to employees (including officers and directors who are also employees), directors and independent contractors of the Company. If any options granted under the Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for the Plan.

     The Plan provides for an automatic NSO grant of 10,000 shares each year to each "disinterested" director who is not also an employee of the Company for so long as such person serves on the Board of Directors. The exercise price of such options is equal to the fair market value on the date of the grant, and such options shall have a ten-year term.

     Options granted pursuant to the Plan other than the above described automatic option grants to directors will vest at the times determined by the Option Committee (generally over a three-year period). The automatic option grants to directors shall vest ratably over a three-year period whereby one third of the options granted shall vest on each of the first, second, and third anniversaries of the date of grant, respectively.

     The maximum term of each option granted under the Plan is 10 years. Stock options granted under the Plan must be exercised by the optionee during the earlier of his or her term or within 90 days after termination of the optionee's employment, except that the period may be extended on certain events, including death and termination due to disability, but not beyond the maximum 10-year term.

     The exercise price of shares of Class A Common Stock subject to options under the Plan must not be less than the fair market value of the Class A Common Stock on the date of the grant. In addition to payment in cash, the Plan permits an optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes ("exercise/sale" directions) or by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes ("exercise/pledge" directions).

     Based upon the closing price of the Company's Class A Common Stock on the NASDAQ National Market System on January 22, 1996 ($5.1875), the maximum aggregate value of the underlying securities to be issued under the Plan, if the Plan is amended as proposed, is $7,003,125. The actual value of the securities to be issued will be determined by the fair market value of the underlying securities on the date(s) such securities are issued.

NONTRANSFERABILITY

     During an Optionee's lifetime, such Optionee's Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

DURATION, AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the Plan at any time, except that any amendment, suspension or termination shall not affect any option previously granted. Any amendment of the Plan, however, which increases the number of shares available for issuance, materially changes the class of persons who are eligible for the grant of ISOs or, if required by Rule 16b-3 (or any successor to such rule) under the Securities Exchange Act of 1934, as amended, would materially increase the benefits accruing to participants under the Plan or would materially modify the requirement as to eligibility for participation in the Plan, shall be subject to approval of the Company's shareholders. Shareholder approval is not required for any other amendment of the Plan. Unless sooner terminated by the Board of Directors, the Plan will terminate on

January 14, 2004, and no further options may be granted or stock sold pursuant to the Plan following the termination date.

EFFECT OF CERTAIN CORPORATE EVENTS

     Automatic vesting of all shares underlying employee stock options granted pursuant to the Plan will occur on or following (1) the first purchase of shares of the Company's Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Company's Common Stock, (2) approval by the Company's shareholders of a merger in which the Company does not survive as an independent, publicly owned corporation (other than a merger that leaves the shareholders of the Company with substantially the same ownership interest in the new corporation), a consolidation, or a sale or exchange or other disposition of all or substantially all the Company's assets, or (3) an acquisition of voting securities by any person or group which theretofore did not beneficially own more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such person or group owning beneficially securities representing more than 50% of the voting power of the Company's outstanding securities. A change in the relative beneficial ownership under (2) by reason of a repurchase by the Company of its own securities will be disregarded.

     In the event of a subdivision of the outstanding Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification of otherwise) into a lesser number of shares, or a similar occurrence, or declaration of a divided payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Option Committee will make adjustments in the number and/or exercise price of options and/or the number of shares, in cash, the Option Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Plan, as appropriate.

     Subject to the accelerated vesting provisions described above, in the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options

     Under federal income tax law, the granting of ISOs under the Plan is not a taxable event for the Company or the recipient. Generally, the exercise of an ISO also will not result in any federal income tax consequences to the Company or the recipient except in circumstances where the alternative minimum tax applies. In calculating alternative minimum taxable income ("AMTI"), the excess of the fair market value of the stock acquired upon exercise of the incentive stock option, generally determined at the time of exercise, over the amount paid for the stock by the taxpayer is included. However, if the shares are disposed of in a disqualifying disposition, as defined below, in the year of exercise, the maximum amount included as AMTI is the gain on the disposition of the shares. Under current law, a taxpayer potentially subject to the alternative minimum tax effectively pays the greater of (a) 26 percent (28 percent if AMTI exceeds $175,000 or $87,500 for married taxpayers filing separately) of the excess of the taxpayer's alternative minimum taxable income over $45,000, if the taxpayer files a joint return (or $33,750 if the taxpayer files a separate return) or (b) the taxpayer's regular income tax liability for the year.

     When the recipient disposes of ISO shares after the shares have been held at least two years from the date of grant of the ISO and one year after its exercise ("ISO holding period") the recipient will recognize capital gain or loss equal to the difference between the basis in the shares (generally, the exercise price) and the amount received in such disposition. If the recipient disposes of the ISO shares prior to the expiration of the ISO holding period, a disqualifying transaction is deemed to have occurred and the recipient must recognize compensation (ordinary) income equal to the difference between the ISO exercise price and the stock's fair market value on the date of exercise. The compensation income is then added to the basis of the ISO shares for purposes of calculating gain or loss on the disposition of the ISO shares. The Company is entitled to take a deduction for the compensation income recognized on the disqualifying disposition if it has properly tracked the disqualifying transaction.

  Non-Qualified Stock Options

     There will be no federal income tax consequences to the Company or the recipient as a result of a grant of an NSO under the Plan. Upon exercise of such an option, the recipient will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of stock acquired at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The optionee's holding period in the shares, for capital gains and losses purposes, begins on the date of exercise.

     In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of an NSO granted under the Plan for any amounts includable by the recipient as ordinary income at the time the recipient is taxed on such amounts. This compensation is subject to withholding and the Company reports the income on a Form W-2 or 1099.

     Section 162(m) of the Internal Revenue Code denies a deduction for taxable compensation paid by a public company to its chief executive officer or any of its other four (4) highest paid executives in excess of $1 million per year. Certain performance based compensation is not included in calculating the $1 million threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. As presently administered, the Plan does not satisfy these conditions. Accordingly, the Company may not be able to claim a tax deduction for certain exercises of NSOs or disqualifying dispositions of ISOs by any of the Company's top five (5) executives to the extent the income from such exercises or dispositions, combined with the executive's other taxable compensation for the year, exceeds $1 million.

OTHER TAX CONSEQUENCES

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

EXEMPTION FROM SECTION 16 OF THE EXCHANGE ACT

     Section 16 of the Exchange Act establishes insider liability for profits realized from any "short-swing" trading transaction (i.e., purchase and sale, or sale and purchase within less than six months). Grants of options are generally viewed as purchases of the underlying securities for purposes of Section 16. Rule 16b-3 of the Exchange Act provides that transactions by officers and directors pursuant to an employee stock option plan, such as option grants, are exempt from Section 16 liability provided that the plan meets certain requirements, one of which includes the requirement that the plan be administered by "disinterested" administrators. Grants or awards of options made to the administrators pursuant to qualifying "formula awards" do not preclude the administrator from being "disinterested."

     Rule 16b-3(c)(2)(i) of the Exchange Act generally defines "disinterested" administration to mean that administrators of the plan do not receive discretionary grants or awards under the plan during the one year prior to his/her service as an administrator or while serving in that capacity under the plan. Rule 16b-3(c)(2)(i) also states that administrators are "disinterested" if the plan provides for grants or awards to administrators in accordance with the "formula awards" specified in Rule 16b-3(c)(2)(ii). Such formula awards use objective criteria such as earnings of the issuer, value of the securities, years of service, job classification, and compensation levels for granting options to officers and/or directors, and stock option plans. Rule 16b-3(c)(2)(ii) also provides that plan containing such formula awards provisions shall not be amended more than once every six months.

     The Plan is structured to comply with the above exemption requirements of Rule 16b-3 in that Section 3 of the Plan provides that the Plan shall be administered by directors who are either "disinterested" within the meaning of Rule 16b-3(c)(2)(k) or have received formula award grants (or otherwise have received exempt grants).

VOTE REQUIRED

     An affirmative vote by the holders of a majority of the outstanding voting shares of the Company present in person or represented by proxy at the meeting is required for approval of the Amendment to the Plan. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PLAN.

                                 PROPOSAL THREE
                      RATIFICATION OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1996, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board of Directors is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in the best interests of the Company and its shareholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING SEPTEMBER 30, 1996.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's voting shares (Class A Common and Class B Common) as of January 3, 1996 by (i) each director, nominee, and named executive officer of the Company; (ii) all current executive officers and directors of the Company as a group; and (iii) all persons known by the Company to own beneficially 5% or more of the outstanding shares or voting power of the Company's voting securities. The table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the Shares beneficially owned, subject to community property laws where applicable.

                                                             AMOUNT AND                     PERCENT OF
                                                             NATURE OF                        TOTAL
                         NAME AND ADDRESS OF BENEFICIAL      BENEFICIAL      PERCENT OF       VOTING
   TITLE OF CLASS         OWNER OR IDENTITY OF GROUP(1)     OWNERSHIP(2)      CLASS(2)       POWER(3)
---------------------    -------------------------------    ------------     ----------     ----------
Class A Common Stock     David H. Katz(4)(5)                  3,385,191         10.31%         17.92%
Class B Common Stock                                            619,000         92.66%
Class A Common Stock     William N. Jenkins(6)(7)               308,546             *           1.21%
Class B Common Stock                                             16,000          5.35%
Class A Common Stock     Kenneth E. Olson(8)(9)                 184,946             *              *
Class B Common Stock                                             16,000          5.35%
Class A Common Stock     Daniel J. Paracka(10)                   26,546             *              *
Class B Common Stock                                                -0-           -0-
Class A Common Stock     Stuart A. Samuels(11)                   46,546             *              *
Class B Common Stock                                                -0-           -0-
Class A Common Stock     Sidney N. Towle, Jr.(12)               158,546             *              *
Class B Common Stock                                                -0-           -0-
Class A Common Stock     Helmer P.K. Agersborg, Jr.(13)          41,546             *              *
Class B Common Stock                                                -0-           -0-
Class A Common Stock     Michael H. Lorber(14)                  301,000             *              *
Class B Common Stock                                                -0-           -0-
Class A Common Stock     Timothy R. Russell(15)                 149,792             *              *
Class B Common Stock                                                -0-           -0-
Class A Common Stock     All officers and directors as a      4,602,659         13.55%         21.09%
                         group
Class B Common Stock     (10 persons)(16)(17)                   651,000         93.00%

---------------
* Percentage of shares beneficially owned does not exceed 1%.

 (1) C/O LIDAK Pharmaceuticals, 11077 North Torrey Pines Road, La Jolla, California 92037.

 (2) Based upon 30,470,132 shares of Class A Common Stock and 283,000 shares of Class B Common Stock outstanding as of January 3, 1996, plus any shares of Common Stock under options and warrants or subject to conversion rights of the particular individual or, in the case of all directors and executive officers, as a group. Includes all shares of Common Stock under options, warrants, or other conversion rights exercisable or convertible within 60 days.

 (3) Percentage of voting power is based upon total cumulative voting power of Class A Common Stock and Class B Common Stock combined as of January 3, 1996. Each share of Class A Common Stock entitles the holder to one vote per share on matters to be voted on by shareholders; each share of Class B Common Stock entitles the holder to five votes per share. The percentage ownership and voting power for each shareholder is calculated by assuming the exercise or conversion of all warrants, options exercisable within 60 days and convertible securities held by such holder and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities.

 (4) Includes options to purchase 1,827,000 shares of Class A Common Stock and 480,006 shares of Class A Common Stock issuable upon exercise of Class D Warrants. Also includes options to purchase 13,196 shares of Class A Common Stock and options held by a member of his family to purchase 37,986 shares of Class A Common Stock. Does not include options to purchase 36,804 shares of Class A Common Stock and options to purchase 5,014 shares of Class A Common Stock held by a member of his family which are not exercisable within 60 days.

 (5) Includes options to purchase 375,000 shares of Class B Common Stock granted under Dr. Katz' employment agreement and options to purchase 10,000 shares of Class B Common Stock held by a member of his family.

 (6) Includes options to purchase 248,546 shares of Class A Common Stock. Does not include options to purchase 18,454 shares of Class A Common Stock which are not exercisable within 60 days.

 (7) Includes options to purchase 16,000 shares of Class B Common Stock.

 (8) Includes options to purchase 158,546 shares of Class A Common Stock. Does not include options to purchase 18,454 shares of Class A Common Stock which are not exercisable within 60 days.

 (9) Includes options to purchase 16,000 shares of Class B Common Stock.

(10) Includes options to purchase 26,546 shares of Class A Common Stock. Does not include options to purchase 18,454 shares of Class A Common Stock which are not exercisable within 60 days.

(11) Includes options to purchase 46,546 shares of Class A Common Stock. Does not include options to purchase 18,454 shares of Class A Common Stock which are not exercisable within 60 days.

(12) Includes options to purchase 158,546 shares of Class A Common Stock. Does not include options to purchase 18,454 shares of Class A Common Stock which are not exercisable within 60 days.

(13) Includes options to purchase 41,546 shares of Class A Common Stock. Does not include options to purchase 18,454 shares of Class A Common Stock which are not exercisable within 60 days.

(14) Includes options to purchase 300,000 shares of Class A Common Stock.

(15) Includes options to purchase 149,792 shares of Class A Common Stock. Does not include options to purchase 20,208 shares of Class A Common Stock which are not exercisable within 60 days.

(16) Includes 1,114,403 shares of Class A Common Stock and options and warrants to purchase an aggregate of 3,488,256 shares of Class A Common Stock. Does not include options to purchase 272,750 shares of Class A Common Stock which are not exercisable within 60 days.

(17) Includes 234,000 shares of Class B Common Stock and options to purchase 417,000 shares of Class B Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

                             EXECUTIVE COMPENSATION

     Directors who are not otherwise employed by the Company ("Outside Directors"), other than Mr. Paracka, are paid a retainer of $500 per month. Mr. Paracka, Chairman of the Board of Directors, receives a monthly retainer of $2,500 per month. All Outside Directors receive $1,500 for attendance at each regular meeting of directors, $1,000 for attendance at each meeting of the Technology Review Committee and $250 for attendance at each special meeting of directors and meetings of committees of the directors other than the Technology Review Committee. Directors who are also employees (currently only Dr. Katz) receive no compensation for services as a board member.

     In March 1994, the shareholders of the Company approved the Company's 1994 Stock Option Plan (the "1994 Option Plan"). The Company's 1994 Option Plan provides that non-employee directors are automatically granted options exercisable into 10,000 shares of the Company's Common Stock on the date of the

Company's Annual Meeting. The options granted at such time are exercisable at fair market value on the date of issuance, vest over three years and have a term of ten years. Unless sooner terminated by the Board, the 1994 Option Plan expires on January 14, 2004. The Board may amend, suspend, modify or terminate the 1994 Option Plan, but may not without the prior written approval of shareholders make any amendments which (i) materially increases the number of shares available for issuance under the 1994 Option Plan (except as expressly permitted); (ii) materially changes the class of person who are eligible for the grant of incentive stock options or (iii) if required by Rule 16b-3 (or any successor) under the Securities Exchange Act of 1934, as amended, would materially increase the benefits accruing to participants under the plan or would materially modify the requirements as to eligibility for participation in the plan.

     In March 1995, Messrs. Agersborg, Jenkins, Olson, Paracka, Samuels and Towle each received stock options exercisable into 10,000 shares of Common Stock at an exercise price of $2.9375 per share pursuant to the 1994 Option Plan (the "1995 Director Grants"). At the same time, Dr. Katz (who was ineligible for such director grant because of his status as an employee) received options exercisable into 30,000 shares of Common Stock under the 1994 Option Plan at the same exercise price.

                            COMPENSATION OF OFFICERS

SUMMARY OF COMPENSATION

     The following executive compensation disclosures reflect all compensation awarded to, earned by or paid to the named executive officers and directors of the Company for the fiscal years ended September 30, 1995, 1994, and 1993. The named executive officers ("Executive Officers") are the Company's Chief Executive Officer ("CEO"), regardless of compensation level, and the other executive officers who received in excess of $100,000 in total annual salary and bonus for Fiscal 1995.

                         SUMMARY OF COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                                ---------------------------------
                                                    ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                              -------------------------------   -----------------------   -------
                                                                                             SECURITIES
                                                                                RESTRICTED   UNDERLYING
                                                                  OTHER ANNUAL     STOCK       OPTIONS/     LTIP      ALL OTHER
         NAME AND                             SALARY     BONUS    COMPENSATION     AWARDS        SARS      PAYOUTS   COMPENSATION
    PRINCIPAL POSITION                 YEAR   ($)(2)      ($)         ($)          ($)(3)       (#)(4)     ($)(6)        ($)
    ------------------                 ----   -------   -------   ------------   ----------   ----------   -------   ------------
David H. Katz(1).....................  1995   228,000     --          --            --           30,000      --          --
  President and Chief                  1994   219,817     --          --            --           20,000      --          --
  Executive Officer                    1993   208,491     --          --            --        1,827,000(5)   --          --
Timothy R. Russell...................  1995   161,949     --          --            --           15,000      --          --
  Vice President of                    1994   157,269     --          --            --           70,000      --          --
  Business Development                 1993   122,310(7)  --          --            --           10,000(5)   --          --
  and Licensing
Bruce W. Nuss(8).....................  1995   121,743     --          --            --           15,000      --          --
  Vice President and                   1994     7,452     --          --            --          100,000      --          --
  Chief Financial Officer

---------------
(1) See "Employment Contracts and Termination of Employment Agreements."

(2) Amounts shown include compensation earned and received by executive officers that exceeded $100,000 in the fiscal year. No amounts were earned but deferred at the election of those officers.

(3) The Company has not made any Restricted Stock Awards.

(4) The Company has not made any grants of SARs.

(5) Amounts represent options issued in 1993 which were repriced in 1994.

(6) The Company has not made any Long Term Incentive Plan ("LTIP") Payouts.

(7) The listed salary for Fiscal 1993 reflects a proration from Mr. Russell's annual base salary of $150,000 due to a partial allocation of effort devoted to the Company during the first six months of Fiscal 1993.

(8) Mr. Nuss served the Company as Vice President and Chief Financial Officer from September 7, 1994 until May 15, 1995. From May 15, 1995 until October 7, 1995 Mr. Nuss held the position of Vice President. Mr. Nuss is no longer with the Company.

STOCK OPTION GRANTS

     The following table shows all individual grants of stock options to the named executive officers during the year ended September 30, 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                         PERCENT OF TOTAL                                 ANNUAL RATES OF
                                           OPTIONS/SARS      EXERCISE                     APPRECIATION FOR
                                            GRANTED TO        OR BASE                     OPTION TERMS(3)
                          OPTIONS/SARS     EMPLOYEES IN        PRICE     EXPIRATION     --------------------
          NAME             GRANTED(#)       FISCAL YEAR      ($/SH)(2)      DATE          5%          10%
------------------------  ------------   -----------------   ---------   ----------     -------     --------
David H. Katz...........     30,000(1)           9%            2.9375      03/18/05     $55,422     $140,448
  President and Chief
  Executive Officer
Timothy R. Russell......     15,000(1)           5%            2.9375      03/18/05     $27,711     $ 70,224
  Vice President of
  Business Development
  and Licensing
Bruce W. Nuss...........     15,000(4)           5%            2.9375      03/18/05     $27,711     $ 70,224
  Vice President and
  Chief Financial
  Officer

---------------
(1) Vesting may be accelerated and the options may be repriced at the discretion of the Board of Directors. In the event of a specified corporate transaction such as a dissolution, merger or other reorganization of the Company in which more than 50% of the Company's stock is exchanged, vesting on such options shall be accelerated unless the surviving corporation assumes the options outstanding, substitutes similar rights for outstanding options, or the options shall continue.

(2) Market price on date of grant.

(3) The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price.

(4) Such options expired September 7, 1995.

OPTION EXERCISES

     Set forth below is information with respect to exercises of Stock Options by the Executive Officers during Fiscal Year 1995 and the fiscal year-end value of all unexercised Stock Options held by such persons.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED,
                                                            OPTIONS HELD AT FISCAL         IN-THE-MONEY OPTIONS
                                SHARES                            YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
David H. Katz...............         --            --       2,212,351       39,649        5,451,265       73,673
Timothy R. Russell..........         --            --         146,946       23,054          452,017       43,296
Bruce W. Nuss...............     30,650       112,669

---------------
(1) Based upon the closing bid price of the Company's Common Stock of $4.75 quoted on the NASDAQ National Market System on September 30, 1995.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     In April 1993, the Company entered into an employment agreement with David
H. Katz, M.D. (the "1993 Employment Agreement") which replaced the prior employment agreement between Dr. Katz and the Company dated September 9, 1988, as amended, September 19, 1989 and October 8, 1989, respectively (the "1988 Employment Agreement"). The 1993 Employment Agreement provides that Dr. Katz's term of employment by the Company shall be at an "at will" basis, subject to the discretion of the Board, for an annual base salary of $207,692. Dr. Katz's salary is reviewed by the Compensation Committee of the Board of Directors of the Company from time to time to determine, within the Board's discretion, whether an increase is appropriate. In March 1994, the Board increased Dr. Katz's annual base salary to $228,000. In addition, Dr. Katz's base salary increases or decreases in proportion to any future mutually agreed upon increase or decrease in the percentage amount of time Dr. Katz allocates to the Company (currently 75%) compared with MBI (currently 25%).

     In the event that Dr. Katz is terminated for any reason other than cause, Dr. Katz will receive a severance payment in the amount of his base salary. Dr. Katz is also entitled to all benefits generally available to the Company's employees.

     The 1993 Employment Agreement further provides that, except for Dr. Katz's involvement with MBI, Dr. Katz's services shall be exclusive to the Company. The terms of the 1993 Employment Agreement prohibit Dr. Katz from engaging in any other businesses or providing services of a business or commercial nature to any other person or organization unless such activity is fully disclosed to the Company and approved by the Company's Board of Directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     David H. Katz, President and CEO of the Company is also President and CEO of MBI. In October 1988, the Company and MBI entered into a twenty-year licensing agreement (the "MBI Agreement") which granted the Company an exclusive, worldwide license to all existing technology of MBI and a right of first preference to license future technology developed at MBI. The MBI Agreement was amended in 1993 and 1994. Under the MBI Agreement, as amended, the Company has been granted an exclusive worldwide license to all technology and know-how of MBI which had been developed or which was under development as of the original date of the MBI Agreement and a right of first preference to license future technology of MBI through the year 2013 subject to restrictions, if any, in the funding agreements by which MBI develops the technology. The Company expects that, if rights to additional technologies developed at MBI are acquired pursuant to right of first preference under the MBI Agreement, the Company will assume responsibility including funding, for the commercial development efforts including remaining research and development, clinical testing and regulatory approvals.

     The Company and MBI have also entered into agreements for the leasing of facilities and equipment and the use of certain research and administrative services. During the fiscal year ended September 30, 1995, the Company incurred charges to MBI totaling $399,251 and $189,389 respectively, under these agreements.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Stock Option Committee (the "Committee") recommends to the Company's Board of Directors compensation of Company directors and officers and oversees the administration of the Company's employee stock option plans. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board of Directors.

COMPENSATION POLICY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through the Company's stock option plans and otherwise. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the shareholders with respect to the long term performance and success of the Company. The Committee takes into consideration a variety of subjective and objective factors in determining the compensation package for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Committee addresses the unique challenges which are present in the biotechnology industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

     The Committee has relied heavily on the equity/option position of executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning the interests of the executives with the interests of the shareholders generally. The Committee believes that option grants are instrumental in motivating employees to meet the Company's future goals. By working to increase the Company's value, one of the Company's primary performance goals is met and the executives are likewise compensated through option value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

SALARY

     As discussed under "Employment Contracts and Termination of Employment Agreements" above, the Company entered into an employment agreement with Dr. Katz in April 1993, providing, among other things, for an annual base salary of $207,692. In March 1994, the Board increased this base salary to $228,000.

STOCK OPTION GRANTS: OPTION REPRICING

     As indicated in the table entitled "Options/SAR Grants In Last Fiscal Year" above, Dr. Katz received options to purchase 30,000 shares of the Company's Class A Common Stock in fiscal 1995 (the "1995 Grants"). In the view of the Committee, the salary of and options granted to Dr. Katz and the repricing of his options during the past year were appropriate, taking into account the progress of the Company, particularly with respect to the clinical development of LIDAKOL(TM) (currently in Phase 3 clinical trials).

COMPENSATION ARRANGEMENTS GENERALLY

     Overall, the Committee believes the compensation arrangements for the Company's executives serve the long term interests of the Company and its shareholders and that, in particular, the equity/option position of executives are an important factor in retaining and attracting key executives. Nonetheless, the Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Committee in such review and analysis.

     The Committee believes that management compensation levels during the Company's 1995 Fiscal Year appropriately reflect the application of the Committees's compensation policy.

                                          Executive Compensation and
                                          Stock Option Committee

                                          Daniel J. Paracka
                                          Kenneth E. Olson
                                          Sidney N. Towle

January 13, 1996

     The foregoing reports of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock from September 30, 1990 to present with the cumulative total return of the NASDAQ U.S. Index and the NASDAQ Pharmaceutical Index over the same period.

                             LIDAK PHARMACEUTICALS

          COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN*
         AMONG LIDAK PHARMACEUTICALS, THE NASDAQ STOCK MARKET-US INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

                           TOTAL RETURN DATA SUMMARY

                           CUMULATIVE TOTAL RETURN**

                                     LIDAK                          NASDAQ
      MEASUREMENT PERIOD         PHARMACEUTI-    NASDAQ STOCK    PHARMACEUTI-
    (FISCAL YEAR COVERED)            CALS         MARKET - US         CAL
09/90                                      100             100             100
09/91                                      110             157             261
09/92                                       88             176             222
09/93                                      690             231             222
09/94                                      205             233             193
09/95                                      390             321             286

 * The graph assumes that $100.00 was invested in the Company's Common Stock and in each index on September 30, 1990.

** The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on the Company's Common Stock.

     Pursuant to Securities and Exchange Commission regulations, this chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than September 28, 1996, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                                   FORM 10-K

     A copy of the Company's annual report for the year 1995 is being mailed with this proxy statement to shareholders entitled to notice of the meeting. AT ANY SHAREHOLDER'S WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT FOR THE YEAR 1995 WHICH INCORPORATES THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS. If copies of exhibits are requested, a copying charge of $.20 per page will be made. Requests should be sent to investor relations, LIDAK Pharmaceuticals, 11077 North Torrey Pines Road, La Jolla, California 92037.

                                          By Order of the Board of Directors

                                          MICHAEL H. LORBER
                                          Secretary

                                          --------------------------------------
                                          La Jolla, California

                                      PROXY
                              LIDAK PHARMACEUTICALS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 16, 1996

                   PROXY SOLICITED ON BEHALF OF THE DIRECTORS

The undersigned hereby appoints David H. Katz and Kenneth E. Olson, or either of them, as his or her agents and proxies with full power of substitution to vote any and all shares of LIDAK Pharmaceuticals which the undersigned is entitled to vote at the annual meeting of shareholders of said company to be held March 16, 1996, or any adjournment or postponement thereof, as specified below.

              (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

/X/  PLEASE MARK YOUR VOTES AS THIS EXAMPLE

1.       Election of the following nominees as directors:

         FOR (except as indicated to the contrary below)    / /

         WITHHOLD AUTHORITY TO VOTE FOR                     / /

         NOMINEES:         Helmer P. K. Agersborg, Jr.,
                           William N. Jenkins, and
                           Stuart A. Samuels.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.


--------------------------------------------------------------------------------

2. Proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Class A Common Stock covered by such Plan from 1,100,000 to 1,350,000 shares.

                           FOR               AGAINST              ABSTAIN
                           / /                 / /                  / /

3. Proposal to certify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1996.

                           FOR               AGAINST              ABSTAIN
                           / /                 / /                  / /

4. As they shall in their sole judgment determine on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN PROPOSAL 1 ON THE REVERSE HEREOF, ALL OF WHOM WILL BE NOMINATED BY THE BOARD OF DIRECTORS OF LIDAK PHARMACEUTICALS FOR ELECTION AS DIRECTORS, AND FOR PROPOSALS 2, 3, and 4. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxy holders shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such vote in such proportions among other nominees as they in their sole judgment shall determine.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE:                                            DATE:              , 1996
           -------------------------------------------      -------------

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.